EXHIBIT 5.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Sponsors and Trustee of Equity Income Fund,
Concept Series, Tele-Global Trust 2, Defined Asset Funds:

We consent to the use in this Registration Statement No. 33-62265 of our opinion dated February 14, 1996, relating to the Statement of Condition of Equity Income Fund, Concept Series, Tele-Global Trust 2, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 14, 1996